Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AeroVironment, Inc. 2021 Equity Incentive Plan of our report dated June 25, 2019, with respect to the consolidated financial statements and schedule of AeroVironment, Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended April 30, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

October 13, 2021